Exhibit 99.1

FOR IMMEDIATE RELEASE

Media contact:	Investors contact:

Neila Matheny	Karen Haus or Elaine Chen
Engage PR	Market Street Partners
(510) 748-8200, ext. 215	(408) 215-5658
nmatheny@engagepr.com	ir@merunetworks.com

MERU NETWORKS REPORTS RECORD SECOND QUARTER 2010 FINANCIAL RESULTS

47% increase in year-over-year products and services revenues

SUNNYVALE, Calif., July 28, 2010 – Meru Networks, Inc., (NASDAQ:MERU), the leader in 802.11n virtualized wireless LAN solutions for enterprise networking, today announced its financial results for the quarter ended June 30, 2010.

Second Quarter Financial and Operational Highlights

•	Products and services revenues of $18.0 million, up 47% year-over-year.

•	Total revenues of $20.9 million, up 22% year-over-year.

•	Over 92% of Meru’s access point units shipped were 802.11n, more than twice that of the industry average of 38%.*

Second Quarter Fiscal Year 2010 Financial Results

Total revenues for the second quarter of fiscal year 2010 were $20.9 million, up 22% from $17.1 million in the second quarter of fiscal year 2009. Products and services revenues for the second quarter of fiscal year 2010 were $18.0 million, up 47% from the $12.3 million reported in the second quarter of fiscal year 2009.

Net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $0.9 million for the second quarter of 2010, or $0.05 per fully diluted share, compared to a net loss of $2.3 million, or net loss per share of $6.20, for the same period of fiscal year 2009. GAAP results for the second quarter of 2010 included stock-based compensation expense of $1.0 million and a benefit of $1.6 million for the adjustment to fair value of the warrant liability. GAAP results for the second quarter of 2009 included stock-based compensation expense of $134,000, and a $1.6 million expense related to the adjustment to fair value of the warrant liability.

Meru reported second quarter fiscal year 2010 non-GAAP net income of $309,000 or $0.02 per fully diluted share, compared to a non-GAAP net loss of $577,000, or non-GAAP net loss per basic share of $1.54, for the second quarter of fiscal year 2009. Non-GAAP results for both periods exclude the impact of stock-based compensation and adjustments to fair value of the warrant liability. Please refer to the reconciliation of its GAAP to non-GAAP results provided at the end of this release.

Second Quarter Business Highlights

Meru’s second quarter results demonstrated continued and increased demand in its target markets, broader recognition as the category leader in virtualized 802.11n solutions for enterprise networking, and a market shift towards an All-Wireless EnterpriseTM.

Meru realized the benefits of its increased investment in sales and marketing with momentum continuing to build as more organizations selected Meru’s best-in-class 802.11n virtualized wireless LAN (WLAN) solution to right-size their wired and legacy microcell wireless networks. Meru’s solution addresses key challenges, such as total cost of ownership, application delivery performance, quality of service and network availability in increasingly highly dense wireless environments. During the quarter:

•

Meru demonstrated an industry-first and unique “WLAN 500™” solution, designed to optimize application delivery with the highest quality of service and end user experience in highly dense mobile and/or stationary wireless environments. In a 500 square foot enterprise space, Meru leveraged its single channel differentiation, channel layering, and Virtual Port™ capabilities and delivered a predictable, Wireless-Like-Wire experience for the simultaneous delivery of HD video, streaming multicast video, VoIP and data to 500 client devices, including iPads, iPhones, iPod Touches, RIM Blackberry, Nokia, laptops, netbooks, WiFi VoIP phones such as Cisco’s 792x, Polycom/Spectralink, and Ascom handsets.

•

Meru’s installed base of customers increased by an additional 10% in the second quarter, exceeding 3,500 customers worldwide. Over 300 new enterprise organizations selected Meru’s virtualized WLAN solution over legacy microcell wireless networks for predictability, scalability and Wireless-Like-WireTM experience.

•

During the second quarter, new education customers continued to migrate from their legacy microcell wireless networks to Meru’s virtualized WLAN. More than 1,000 educational institutions worldwide have now made the move to Meru’s virtualized WLAN.

•	Meru’s global footprint expanded to include production deployments of 802.11n virtualized WLANs in 44 countries around the world, up from 36 at the start of 2010.

On the product and technology front, Meru continued to execute on its track record of innovation and leadership to meet the growing needs of its customers.

•

Meru unveiled a new suite of wired and wireless management, spectrum analysis, security and compliance services designed to optimize WLAN application performance and accelerate the migration to an All-Wireless Enterprise. These new management, security and diagnostic tools have been designed to deliver IT organizations the ability to predictively and proactively manage and optimize the performance of the entire, distributed WLAN infrastructure for an enterprise. IT organizations will now have the ability to offer users reliable and seamless mobility, despite the constant strain that an increasing number of applications and devices have placed on wireless environments.

•

As a part of the new product suite announcement, Meru also announced a partnership with SolarWinds in which Meru will resell SolarWinds’ Orion Network Performance Monitor with its E(z)RF Network Manager product. SolarWinds provides powerful and affordable IT management solutions to more than 95,000 customers worldwide.

Meru is the leader in virtualized 802.11n wireless solutions for the enterprise, delivering the growing need for predictability in demanding business critical production environments. Example second quarter wins and production deployments include:

•

Faxton St. Luke’s Healthcare (Faxton) Utica, New York, replaced their legacy microcell WLAN with Meru Networks’ virtualized WLAN solutions to manage the complexity of operating a rich suite of converged applications to improve patient care and reduce operating costs. Faxton powered a suite of key applications from McKesson, Eclipsys, Rauland, TeleTracking Technologies and Ascom simultaneously and interactively across their 1.3 million sq. ft. facility to optimize the performance of business-critical applications like bedside registration, RFID for hospital asset tracking, transport service response teletracking, surgery scheduling, nurse voice call and automated temperature medication monitoring.

•

An internationally-recognized technological, graduate and undergraduate research university in Chicago, IL, replaced their legacy microcell wireless vendor with Meru’s virtualized WLAN after a head-to-head bakeoff with several legacy microcell wireless providers. The school found their wired network inflexible and difficult to operate and began migrating to an All-Wireless environment two years ago. However, the legacy microcell architecture previously selected failed to support the density and performance demands of their tech-savvy students, who expected their smartphones, laptops and iPads to work seamlessly in their dorms, at the student union and as they roam across campus. The school received complaints of dropped calls and poor video stream performance. The majority of the student body is international students, typically congregating at the student union to stream IPTV TV news and shows from their home country on their laptops. With Meru, the university is now able to deliver pervasive and reliable wireless service to support a variety of mobile devices in highly dense areas.

“I am pleased with our second quarter results, which I believe demonstrate the continuing demand we’re seeing from our key markets as well as our proven ability to execute,” said Ihab Abu-Hakima, president and chief executive officer, Meru Networks. “As we continue to see more organizations move towards becoming an All-Wireless Enterprise, driven by increasing adoption of 11n-based technologies, they face a number of challenges, such as reliability, scalability and the ability to manage unpredictable wireless environments. We believe that Meru’s virtualized WLAN technologies are uniquely suited to address these issues and deliver better performance with a lower total cost of ownership when compared with the legacy microcell wireless architectures.”

Conference Call Information

Meru will host a conference call for analysts and investors to discuss its second quarter results, today, July 28th at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the live call, please dial 1-877-852-2926 (domestic) and 1-253-237-1123 (international) and reference conference ID 85561801.

A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing (800) 642-1687 for domestic callers and (706) 645-9291 for international callers. The call ID for the replay is 85561801. The live and archived webcast of the second quarter 2010 financial results conference call will also be available at the investor relations section of Meru’s website at http://investors.merunetworks.com.

* (Dell’Oro Group, QTR01 2010)

About Meru Networks, Inc.

Founded in 2002, Meru Networks, Inc, provides a virtualized wireless LAN solution that cost-effectively optimizes the enterprise network to deliver the performance, reliability, predictability and operational simplicity of a wired network, with the advantages of mobility. Meru’s solution represents an innovative approach to wireless networking that utilizes virtualization technology to create an intelligent and self-monitoring wireless network, and enables enterprises to migrate their business-critical applications from wired networks to wireless networks, and become all-wireless enterprises. Meru is headquartered in Sunnyvale, CA, and has operations in the Americas, Europe, the Middle East and Asia Pacific. For more information, visit www.merunetworks.com.

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This press release contains forward-looking statements and information. All statements other than statements of historical facts on this website, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “might,” “objective,” “estimate,” “continue,” “anticipate,” “project,” “intend,” “will,” “should,” “could,” “plan,” “future,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. These forward-looking statements include but are not limited to our expectations regarding market demand for our products and services, our expectations regarding our business strategy, position, and future business and financial performance, and the growing need for predictability in demanding business environments. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial conditions, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, whether the market for our products and solutions continue to develop and grow, our limited operating history, our ability to compete effectively, our ability to increase market awareness of our brand and solutions and our ability to continue to utilize our technology and protect our intellectual property rights, and a number of other factors out of our control, that may cause our business, industry, strategy or actual results to differ materially from the forward-looking statements. The risks and uncertainties include those described in Meru Networks’ documents filed with or furnished to the Securities and Exchange Commission.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risk and uncertainties. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. We cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Any forward-looking statement speaks only as of its date. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

Non-GAAP Financial Measurements

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Meru reports non-GAAP net income (loss), which excludes stock-based compensation expense and adjustments to the fair value of the warrant liability. Meru believes that its non-GAAP net income (loss) provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Meru also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Meru, all of whom will present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Meru facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Meru’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Meru believes that all of these excluded expenses and income do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though these excluded items may be incurred and reflected in Meru’s GAAP financial results.

The material limitation associated with the use of non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Meru’s activities. Meru’s non-GAAP measures may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

MERU NETWORKS, INC.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except for share and per share amounts)

	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$70,280	$21,283
Accounts receivable, net	5,914	5,967
Inventory	3,134	2,833
Deferred inventory costs, current portion	2,868	4,547
Prepaid expenses and other current assets	1,014	1,382

Total current assets	83,210	36,012

Property and equipment, net	674	698
Deferred inventory costs, net of current portion	283	1,419
Other assets	335	283

TOTAL ASSETS	$84,502	$38,412

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT) STOCKHOLDERS’ DEFICIT:

CURRENT LIABILITIES:
Accounts payable	$3,108	$3,310
Accrued liabilities	8,153	6,989
Long-term debt, current portion	7,955	11,447
Deferred revenue, current portion	14,674	18,864
Warrant liability	—	18,939

Total current liabilities	33,890	59,549

Long-term debt, net of current portion	—	2,808
Deferred revenue, net of current portion	3,740	6,248

Total liabilities	37,630	68,605

Convertible preferred stock	—	125,255

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock	—	—
Common stock	8	1
Additional paid-in capital	240,450	3,211
Accumulated other comprehensive loss	(55)	(43)
Accumulated deficit	(193,531)	(158,617)

Total stockholders’ equity (deficit)	46,872	(155,448)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$84,502	$38,412

MERU NETWORKS, INC.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except for share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
REVENUES:
Products	$15,279	$10,933	$29,017	$19,757
Support and services	2,708	1,331	4,860	2,324
Ratable products and services	2,915	4,811	6,644	10,317

Total revenues	20,902	17,075	40,521	32,398

COSTS OF REVENUES:
Products	5,255	4,263	10,036	7,757
Support and services	618	147	971	240
Ratable products and services	1,517	2,503	3,617	5,142

Total costs of revenues *	7,390	6,913	14,624	13,139

Gross profit	13,512	10,162	25,897	19,259

OPERATING EXPENSES:
Research and development *	3,059	2,315	5,836	4,700
Sales and marketing *	8,124	6,258	15,515	12,617
General and administrative *	2,670	1,796	5,015	3,464

Total operating expenses	13,853	10,369	26,366	20,781

Loss from operations	(341)	(207)	(469)	(1,522)

Interest expense, net	(224)	(424)	(478)	(1,128)
Other income (expense), net	1,523	(1,648)	(33,860)	(1,720)

Income (loss) before provision for income taxes	958	(2,279)	(34,807)	(4,370)

Provision for income taxes	57	49	107	98

Net income (loss)	901	(2,328)	(34,914)	(4,468)

Accretion on convertible preferred stock	—	—	—	221

Net income (loss) attributable to common stockholders	$901	$(2,328)	$(34,914)	$(4,247)

Net income (loss) per share of common stock, basic	$0.06	$(6.20)	$(4.43)	$(11.35)

Net income (loss) per share of common stock, diluted	$0.05	$(6.20)	$(4.43)	$(11.35)

Shares used in computing net income (loss) per share of common stock, basic	15,219,636	375,203	7,890,099	374,121

Shares used in computing net income (loss) per share of common stock, diluted	18,196,368	375,203	7,890,099	374,121

* Includes stock-based compensation expense as follows:
Costs of revenues	$62	$13	$74	$26
Research and development	247	22	301	43
Sales and marketing	296	57	379	126
General and administrative	369	42	752	86

	$974	$134	$1,506	$281

MERU NETWORKS, INC.

Consolidated Statements of Operations

(GAAP to Non-GAAP Reconciliation)

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
GAAP net income (Loss)	$901	$(2,328)	$(34,914)	$(4,468)

Plus:
a) Stock-based compensation	974	134	1,506	281
b) Adjustment of fair value of warrant liability	(1,566)	1,617	33,620	1,614

Non-GAAP net income (loss)	$309	$(577)	$212	$(2,573)

GAAP net income (loss) per share of common stock, basic	$0.06	$(6.20)	$(4.43)	$(11.35)*

Plus:
a) Stock-based compensation	0.06	0.36	0.19	0.75
b) Adjustment of fair value of warrant liability	(0.10)	4.30	4.27	4.31

Non-GAAP net income (loss) per share of common stock, basic	$0.02	$(1.54)	$0.03	$(6.29)*

Non-GAAP net income (loss) per share of common stock, diluted	$0.02	$(1.54)	$0.01	$(6.29)*

Shares used in computing basic net income (loss) per share of common stock	15,219,636	375,203	7,890,099	374,121

Shares used in computing diluted Non-GAAP net income (loss) per share of common stock	18,196,368	375,203	15,375,545	374,121

GAAP loss from operations	$(341)	$(207)	$(469)	$(1,522)

Plus stock-based compensation:
Costs of revenues	62	13	74	26
Research and development	247	22	301	43
Sales and marketing	296	57	379	126
General and administrative	369	42	752	86

	$974	$134	$1,506	$281

Non-GAAP income (loss) from operations	$633	$(73)	$1,037	$(1,241)

*	Per share calculation reflects $221K accretion on convertible preferred stock in Q1 2009.

MERU NETWORKS, INC.

Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,914)	$(4,468)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	283	277
Stock-based compensation	1,506	281
Adjustment of fair value of warrant liability	33,620	1,614
Accrued interest on convertible promissory notes	—	201
Amortization of debt issuance costs	58	68
Bad debt expense	(46)	23
Changes in operating assets and liabilities:
Accounts receivable, net	99	(2,175)
Inventory	(301)	989
Deferred inventory costs	2,815	4,249
Prepaid expenses and other assets	(354)	(225)
Accounts payable	(202)	552
Accrued liabilities	1,641	363
Deferred revenue	(6,698)	(7,209)

Net cash used in operating activities	(2,493)	(5,460)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(259)	(23)

Net cash used in investing activities	(259)	(23)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net	57,234	—
Proceeds from exercise of stock options	170	29
Proceeds from exercise of convertible preferred stock warrants	716	—
Proceeds from issuance of convertible preferred stock and warrants, net of issuance costs	—	20,632
Proceeds from issuance of convertible promissory notes	—	3,170
Proceeds from long-term debt and line of credit	4,986	12,534
Repayment of long-term debt and line of credit	(11,344)	(13,934)

Net cash provided by financing activities	51,762	22,431

Effect of exchange rate changes on cash and cash equivalents	(13)	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	48,997	16,948

CASH AND CASH EQUIVALENTS — Beginning of period	21,283	5,172

CASH AND CASH EQUIVALENTS — End of period	$70,280	$22,120